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                                                                EXHIBIT 23(h)(3)

                 TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY AND
                     SHAREHOLDER SERVICING AGENCY AGREEMENT


                THIS TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY AND SHAREHOLDER SERVICING AGENCY AGREEMENT (this "Agreement"), made as of July 1, 2002, by and between MLIG Variable Insurance Trust (the "Trust"), on behalf of its series (each, a "Portfolio"; together, the "Portfolios"), and Financial Data Services, Inc. ("FDS"), a Florida corporation.

                                   WITNESSETH:

                WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate investment portfolio; and

                WHEREAS, the Trust intends to initially offer shares in twenty-one series, as listed in Exhibit A;

                WHEREAS, the Trust, on behalf of the Portfolios, wishes to appoint FDS to be the Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent upon, and subject to, the terms and provisions of this Agreement, and FDS wishes to accept such appointment upon, and subject to, the terms and provisions herein;

                NOW THEREFORE, in consideration of mutual covenants contained in this Agreement, the Trust and FDS agree as follows:

        1. APPOINTMENT OF FDS AS TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND SHAREHOLDER SERVICING AGENT.

        a. The Trust hereby appoints FDS to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Trust upon, and subject to, the terms and provisions of this Agreement.

        b. FDS hereby accepts the appointment as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Trust, and agrees to act as such upon, and subject to, the terms and provisions of this Agreement.

        2. DEFINITIONS.

        a. In this Agreement:

                (I) The term "Act" means the Investment Company Act of 1940 as amended from time to time and any rule or regulation thereunder;

                (II) The term "Account" means any account of a Shareholder.

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                (III) The term "Fund Distributor" means FAM Distributors, Inc., a Delaware corporation;

                (IV) The term "Officer's Instruction" means an instruction in writing given on behalf of the Trust to FDS, and signed on behalf of the Trust by the President, any Vice President, the Secretary or the Treasurer of the Trust;

                (V) The term "Prospectus" means the Prospectus and the Statement of Additional Information of the Trust as from time to time in effect;

                (VI) The term "Shares" means shares of beneficial interest of the Trust, irrespective of class or series;

                (VII) The term "Shareholder" means the holder of record of Shares;

        3. DUTIES OF FDS AS TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND SHAREHOLDER SERVICING AGENT.

        a. Subject to the succeeding provisions of the Agreement, FDS hereby agrees to perform the following functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Trust:

                (I) Issuing, transferring and redeeming Shares;

                (II) Opening, maintaining, servicing and closing Accounts;

                (III) Acting as agent for the Trust Shareholders upon the terms and subject to the conditions contained in the Prospectus;

                (IV) Exchanging the investment of a Shareholder into, or from the shares of other open-end investment companies or other series portfolios of the Trust if and to the extent permitted by the Prospectus at the direction of such Shareholder;

                (V) Processing redemptions;

                (VI) Examining and approving legal transfers;

                (VII) Furnishing such confirmations of transactions relating to Shares as required by applicable law;

                (VIII) Acting as agent for the Trust with respect to furnishing each Shareholder such appropriate periodic statements relating to Accounts, together with additional enclosures, including appropriate income tax information and income tax forms duly completed, as required by applicable law.

                (IX) Acting as agent for the Trust with respect to mailing annual and semi-annual reports prepared by or on behalf of the Trust, and mailing new Prospectuses upon their issue to each Shareholder as required by applicable law;

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                (X) Furnishing transaction confirmations, monthly statements of transactions effected by FDS, and such reconciliations, balances and summaries as the Trust may reasonably request;

                (XI) Maintaining such books and records relating to transactions effected by FDS as are required by the Act, or by any other applicable provision of law, rule or regulation, to be maintained by the Trust or its transfer agent with respect to such transactions, and preserving, or causing to be preserved any such books and records for such periods as may be required by any such law, rule or regulation and as may be agreed upon from time to time between FDS and the Trust. In addition, FDS agrees to maintain and preserve master files and historical computer tapes on a daily basis in multiple separate locations a sufficient distance apart to ensure preservation of at least one copy of such information;

                (XII) Withholding taxes on non-resident alien Accounts, preparing and filing U.S. Treasury Department Form 1099 and other appropriate forms as required by applicable law with respect to dividends and distributions; and

                (XIII) Reinvesting dividends for full and fractional shares.

        b. FDS agrees to act as proxy agent in connection with the holding of annual, if any, and special meetings of Shareholders, mailing such notices, proxies and proxy statements in connection with the holding of such meetings as may be required by applicable law, receiving and tabulating votes cast by proxy and communicating to the Trust the results of such tabulation accompanied by appropriate certificates, and preparing and furnishing to the Trust certified lists of Shareholders as of such date, in such form and containing such information as may be required by the Trust.

        c. FDS agrees to deal with, and answer in a timely manner, all correspondence and inquiries relating to the functions of FDS under this Agreement with respect to Accounts.

        d. FDS agrees to furnish to the Trust such information and at such intervals as is necessary for the Trust to comply with the registration and/or the reporting requirements (including applicable escheat laws) of the Securities and Exchange Commission, Blue Sky authorities or other governmental authorities.

        e. FDS agrees to provide to the Trust such information as may reasonably be required to enable the Trust to reconcile the number of outstanding Shares between FDS's records and the account books of the Trust.

        f. Notwithstanding anything in the foregoing provisions of this paragraph, FDS agrees to perform its functions thereunder subject to such modification (whether in respect of particular cases or in any particular class of cases) as may from time to time be agreed in a writing signed by both parties.

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        4. COMPENSATION.

                The Trust agrees to pay FDS the fees and charges, as well as FDS's out of pocket costs, for services described in this Agreement as set forth in the Schedule of Fees attached hereto.

        5. RIGHT OF INSPECTION.

                FDS agrees that it will in a timely manner make available to, and permit, any officer, accountant, attorney or authorized agent of the Trust to examine and make transcripts and copies (including photocopies and computer or other electronic information storage media and print-outs) of any and all of its books and records which relate to any transaction or function performed by FDS under or pursuant to this Agreement.

        6. CONFIDENTIAL RELATIONSHIP.

                FDS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all information germane thereto, as confidential and not to be disclosed to any person (other than the Shareholder concerned, or the Trust, or as may be disclosed in the examination of any books or records by any person lawfully entitled to examine the same) except as may be authorized by the Trust by way of an Officer's Instruction.

        7. INDEMNIFICATION.

                The Trust shall indemnify and hold FDS harmless from any loss, costs, damage and reasonable expenses, including reasonable attorney's fees (provided that such attorney is appointed with the Trust's consent, which consent shall not be unreasonably withheld), incurred by it resulting from any claim, demand, action, or suit in connection with the performance of its duties hereunder, provided that this indemnification shall not apply to actions or omissions of FDS in cases of willful misconduct, failure to act in good faith or negligence by FDS, its officers, employees or agents, and further provided that prior to confessing any claim against it which may be subject to this indemnification, FDS shall give the Trust reasonable opportunity to defend against said claim in its own name or in the name of FDS. An action taken by FDS upon any Officer's Instruction reasonably believed by it to have been properly executed shall not constitute willful misconduct, failure to act in good faith or negligence under this Agreement.

                FDS shall indemnify and hold the Trust harmless from any loss, costs, damage and reasonable expenses, including reasonable attorney's fees (provided that such attorney is appointed with the Trust's consent, which consent shall not be unreasonably withheld), incurred by it resulting from any claim, demand, action, or suit by any person in connection with any action taken or omitted to be taken by FDS as a result of FDS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

        8. REGARDING FDS.

        a. FDS hereby agrees to hire, purchase, develop and maintain such dedicated personnel, facilities, equipment, software, resources and capabilities as both parties may mutually determine

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to be reasonably necessary for the satisfactory performance of the duties and responsibilities of FDS. FDS warrants and represents that it shall at all times maintain such dedicated personnel, facilities, equipment, software, resources, and capabilities. FDS warrants and represents that its officers and supervisory personnel charged with carrying out its functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Trust possess the special skill and technical knowledge appropriate for that purpose. FDS shall at all times exercise due care and diligence in the performance of its functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Trust. FDS agrees that, in determining whether it has exercised due care and diligence, its conduct shall be measured by the standard applicable to persons possessing such special skill and technical knowledge.

        b. FDS warrants and represents that it is duly authorized and permitted to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent under all applicable laws and that it will immediately notify the Trust of any revocation of such authority or permission or of the commencement of any proceeding or other action which may lead to such revocation.

        c. FDS represents and warrants that it is a corporation duly organized and existing and in good standing under the laws of the State of Florida;

        d. FDS represents and warrants that it is duly empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement, and that all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

        9. TERMINATION.

        a. This Agreement shall become effective as of the date first above written and shall remain in force for two years thereafter and shall thereafter continue from year to year. This Agreement may be terminated by the Trust or FDS (without penalty to the Trust or FDS) provided that the terminating party gives the other party written notice of such termination at least sixty (60) days in advance, except that the Trust may terminate this Agreement immediately upon written notice to FDS if the authority or permission of FDS to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent has been revoked or if any proceeding or other action which the Trust reasonably believes will lead to such revocation has been commenced.

        b. Upon termination of this Agreement, FDS shall deliver all Shareholder records, books, stock ledgers, instruments and other documents (including computerized or other electronically stored information) made or accumulated in the performance of its duties as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Trust along with a certified locator document clearly indicating the complete contents therein, to such successor as may be specified in a notice of termination or Officer's Instruction; and the Trust assumes all responsibility for failure thereafter to produce any paper, record or documents so delivered and identified in the locator document, if and when required to be produced.

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        10. ADDITIONAL PORTFOLIOS.

                In the event that the Trust establishes one or more series in addition to those listed in Exhibit A, and wishes FDS to act as transfer agent, dividend disbursing agent, and shareholder servicing agent for such portfolios under this Agreement, the Trust shall so notify FDS and such series shall become Portfolios hereunder.

        11. AMENDMENT.

                Except to the extent that the performance by FDS or its functions under this Agreement may from time to time be modified by an Officer's Instruction, this Agreement may be amended or modified only by further written agreement between the parties.

        12. GOVERNING LAW.

                This Agreement shall be governed by the laws of the State of [New York.]

        13. AGREEMENT BINDING ONLY ON TRUST PROPERTY.

                FDS understands that the obligations of this Agreement are not binding upon any Trustee or Shareholder of the Trust personally, but bind only the Trust's property. FDS represents that it has notice of the provisions of the Trust's Declaration of Trust disclaiming Trustee and Shareholder liability for acts or obligations of the Trust.

        14. MERGER OF AGREEMENT.

                This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

        15. COUNTERPARTS.

                This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


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                IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be signed by their respective duly authorized officers and their respective corporate seals hereunto duly affixed and attested, as of the day and year above written.

                             MLIG Variable Insurance Trust


                             By:
                                 --------------------------------------------


                             Financial Data Services, Inc.


                             By:
                                 --------------------------------------------
                                    Sharon Hockersmith
                                    Vice President

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                                   EXHIBIT "A"

INDIVIDUAL SERIES OF MLIG VARIABLE INSURANCE TRUST

  -     Roszel Lord Abbett Large Cap Value Portfolio
  -     Roszel Levin Large Cap Value Portfolio
  -     Roszel MLIM Relative Value Portfolio
  -     Roszel Sound Large Cap Core Portfolio
  -     Roszel INVESCO-NAM Large Cap Core Portfolio
  -     Roszel Nicholas-Applegate Large Cap Growth Portfolio
  -     Roszel Rittenhouse Large Cap Growth Portfolio
  -     Roszel Seneca Large Cap Growth Portfolio
  -     Roszel Valenzuela Mid Cap Value Portfolio
  -     Roszel Lord Abbett Mid Cap Value Portfolio
  -     Roszel Seneca Mid Cap Growth Portfolio
  -     Roszel Seligman Mid Cap Growth Portfolio
  -     Roszel NWQ Small Cap Value Portfolio
  -     Roszel PIMCO Small Cap Value Portfolio
  -     Roszel Neuberger Berman Small Cap Growth Portfolio
  -     Roszel JP Morgan Small Cap Growth Portfolio
  -     Roszel Lazard International Portfolio
  -     Roszel Credit Suisse International Portfolio
  -     Roszel Lord Abbett Fixed Income Portfolio
  -     Roszel MLIM Fixed Income Portfolio
  -     Roszel Lord Abbett Bond Debenture Portfolio


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                                SCHEDULE OF FEES

TRANSFER AGENCY AND RECORD-KEEPING FEES:

The Trust shall pay monthly the following transfer agency and record-keeping fees to FDS, unless otherwise noted:

                                             5 bp (.05%) of the average daily
Portfolio                                    value of the net assets of each
                                             Level Series or a minimum of
                                             $10,000 annually per Portfolio.


                OUT-OF-POCKET EXPENSES:

The Trust shall reimburse all out-of-pocket costs incurred by FDS in the performance of this Agreement, including but not limited to:

    -   Proxies, proxy solicitation and tabulation costs;
    - All forms and statements used by FDS in communicating with shareholders of the Trust or specially prepared for use in connection with its services hereunder;
    -   Postage;
    - Special mail processing expenses (including, but not limited to, postal presort, householding, exception extract, and duplicate elimination);
    - Envelopes, stationery, forms, blank checks, stock certificates and supplies;
    -   Record storage and retrieval;
    -   Telephone (local and long distance);
    -   Pre-authorized checks;
    -   Returned check fees/charges and other similar fees/charges;
    - Handling costs or similar supplemental charges imposed by any third-party vendor delivering goods and services related to the Agreement;
    -   Fed wire charges, excluding wires to/from Trust custody accounts; and
    -   Any other costs as mutually agreed by the parties

Estimated miscellaneous out-of-pocket expenses are paid monthly based on an annualized rate of $0.04 per account. This estimated expense rate may be increased or decreased periodically, as necessary, to more accurately reflect anticipated actual expenses. On a semi-annual basis, the actual miscellaneous out-of-pocket expenses incurred will be compared to the estimated out-of-pocket expense paid. The appropriate adjustment will be made by FDS Finance or MLIM Accounts Payable at that time.

EXTRAORDINARY EXPENSES:

The fees and expense reimbursements described above do not cover extraordinary services, including, but not limited to, administration of a merger or liquidation. Fees and expense

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reimbursements in connection with extraordinary services will be mutually agreed by the parties prior to the performance of such services.